Exhibit 99.1

U.S. Physical Therapy to Present at the Southwest IDEAS Investor Conference

HOUSTON--(BUSINESS WIRE)--November 16, 2015--U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of physical therapy outpatient clinics (the “Company”), today announced that its Chief Financial Officer, Lawrence McAfee, will present at the Southwest IDEAS Investor Conference on November 19, 2015. The presentation will cover an overview of the Company. The conference is being held at the Marriot Quorum in Dallas, Texas.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 506 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 21 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, (713) 297-7000
Chief Financial Officer
or
Chris Reading, (713) 297-7000
Chief Executive Officer
or
Westwicke Partners
Bob East, (443) 213-0502